Exhibit 10.1

SOFTWARE PURCHASE AGREEMENT

This SOFTWARE PURCHASE AGREEMENT (“Agreement”), dated as of June 22, 2023, is made by and between Northeast Management LLC, a company established under the laws of the People’s Republic of China (“Seller”), and GD Culture Group Limited, a Nevada corporation (“Buyer”).

WHEREAS, Seller wishes to sell to Buyer, and Buyer wishes to purchase from Seller, all of Seller’s right, title, and interest in and to certain Software (as defined below), including all copyrights and related rights in the Software, subject to the terms and conditions set forth herein.

NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Purchase and Sale of Software. Subject to the terms and conditions set forth herein, Seller hereby irrevocably sells, assigns, transfers, and conveys to Buyer, and Buyer hereby accepts, all of Seller’s right, title, and interest in and to the following (collectively, “Acquired Rights”):

(a) The software, including all software copyrights, whether registered or unregistered, arising under any applicable law of any jurisdiction throughout the world or any treaty or other international convention, listed on Schedule 1 (the “Software”);

(b) all of Seller’s right, title, and interest in and to all copies and other tangible embodiments of the Software in all languages and in all forms and media now or hereafter known or developed;

(c) all royalties, fees, income, payments, and other proceeds now or hereafter due or payable to Seller with respect to any of the foregoing;

(d) all claims and causes of action with respect to any of the foregoing, whether accruing before, on, or after the date hereof/accruing on or after the date hereof, including all rights to and claims for damages, restitution, and injunctive and other legal and equitable relief for past, present, and future infringement, misappropriation, violation, breach, or default; and

(e) all other rights, privileges, and protections of any kind whatsoever of Seller accruing under any of the foregoing provided by any applicable law, treaty, or other international convention throughout the world.

2. No Liabilities. Buyer neither assumes nor is otherwise liable for any obligations, claims, or liabilities of Seller of any kind, whether known or unknown, contingent, matured, or otherwise, whether currently existing or hereafter arising (collectively, “Excluded Liabilities”).

3. Purchase Price.

(a) The aggregate purchase price for the Acquired Rights shall be US$750,000, payable in the form of issuance of 187,500 shares of common stock of the Buyer, valued at US$4.00 per share (the “Shares”), to such recipients identified in Schedule 2, each of whom is a shareholder of the Seller.

(b) Buyer shall issue or cause to be issued the Shares to such recipients identified in Schedule 2 within ten (10) business days following the parties’ full execution of this Agreement.. The Shares shall bear the following legend:

THE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

(c) If Buyer fails to timely issue the Shares, Seller may terminate this Agreement effective immediately on written notice to Buyer.

4. Deliverables. Upon execution of this Agreement, Seller shall deliver to Buyer the complete prosecution files for the Software in such form and medium as reasonably requested by Buyer.

5. Further Assurances; Recordation.

(a) From and after the date hereof, each of the parties hereto shall execute and deliver such additional documents, instruments, conveyances, and assurances, and take such further actions, as may be reasonably required to carry out the provisions hereof and give effect to the transactions contemplated by this Agreement and the documents to be delivered hereunder.

(b) Without limiting the foregoing, and without limiting Section 4(a), Seller shall execute and deliver to Buyer such assignments and other documents, certificates, and instruments of conveyance in a form reasonably satisfactory to Buyer and suitable for filing with the United States Copyright Office and the registries and other recording governmental authorities in all applicable jurisdictions (including with respect to legalization, notarization, apostille, certification, and other authentication) as reasonably necessary to enter into, record and perfect any assignment agreements, and to vest in Buyer all right, title, and interest in and to the Software in accordance with applicable law. As between Seller and Buyer, Buyer shall be responsible, at Buyer’s expense, for filing any assignment agreements and other documents, certificates, and instruments of conveyance with the applicable governmental authorities; provided that, upon Buyer’s reasonable request, and Seller shall take such steps and actions, and provide such cooperation and assistance, to Buyer and its successors, assigns, and legal representatives, including the execution and delivery of any affidavits, declarations, oaths, exhibits, assignments, powers of attorney, or other documents, as may be reasonably necessary to effect, evidence, or perfect the assignment of the Acquired Rights to Buyer, or any of Buyer’s successors or assigns.

6. Representations and Warranties of Seller. Seller represents and warrants to Buyer that the statements contained in this Section 6 are true and correct as of the date hereof.

(a) Authority of Seller; Enforceability. Seller is duly organized, validly existing, and in good standing as a corporation or other entity as represented herein under the laws of its jurisdiction of incorporation or organization. Seller has the full right, power, and authority to enter into this Agreement and perform its obligations hereunder. The execution, delivery, and performance of this Agreement by Seller’s representative whose signature is set forth herein has been duly authorized by all necessary organizational action of Seller and, when executed and delivered by both parties, this Agreement will constitute a legal, valid, and binding obligation of Seller, enforceable against Seller in accordance with its terms and conditions.

(b) No Conflicts; Consents. The execution, delivery, and performance by Seller of this Agreement, and the consummation of the transactions contemplated hereby, do not and will not: (i) violate or conflict with the certificate of incorporation, by-laws, or other organizational documents of Seller; (ii) violate or conflict with any judgment, order, decree, statute, law, ordinance, rule, or regulation; (iii) conflict with, or result in (with or without notice or lapse of time or both), any violation of or default under, or give rise to a right of termination, acceleration, or modification of any obligation or loss of any benefit under, any contract or other instrument to which this Agreement or any of the Acquired Rights are subject; or (iv) result in the creation or imposition of any encumbrances on the Acquired Rights. No consent, approval, waiver, or authorization is required to be obtained by Seller from any person or entity (including any governmental authority) in connection with the execution, delivery, and performance by Seller of this Agreement, or to enable Buyer to register, own, and use the Acquired Rights.

(c) Ownership. Seller owns all right, title, and interest in and to the Acquired Rights, free and clear of liens, security interests, and other encumbrances. Seller is in full compliance with all legal requirements applicable to the Acquired Rights and Seller’s ownership and use thereof.

(d) Validity and Enforceability. Acquired Rights are valid, subsisting, and enforceable in all applicable jurisdictions.

(e) Non-Infringement. The registration, ownership, and exercise of the Acquired Rights by Seller did not, do not, and will not infringe, misappropriate, or otherwise violate the intellectual property or other rights of any third party or violate any applicable regulation or law. No person has infringed, misappropriated, or otherwise violated, or is currently infringing, misappropriating, or otherwise violating, any of the Acquired Rights.

(f) Legal Actions. There are no actions settled, pending, or threatened (including in the form of offers to obtain a license): (i) alleging any infringement, misappropriation, or other violation of the intellectual property rights of any third party based on the use or exploitation of any Acquired Rights; (ii) challenging the validity, enforceability, registrability, or ownership of any Acquired Rights or Seller’s rights with respect thereto; or (iii) by Seller alleging any infringement, misappropriation, or other violation by any third party of any Acquired Rights.

7. Representations and Warranties of Buyer. Buyer represents and warrants to Seller that the statements contained in this Section 7 are true and correct as of the date hereof.

(a) Authority of Buyer; Enforceability. Buyer is duly organized, validly existing, and in good standing as a corporation or other entity as represented herein under the laws of its jurisdiction of incorporation or organization. Buyer has the full right, power, and authority to enter into this Agreement and perform its obligations hereunder. The execution, delivery, and performance of this Agreement by Buyer’s representative whose signature is set forth herein has been duly authorized by all necessary corporate action of Buyer and, when executed and delivered by both parties, this Agreement will constitute a legal, valid, and binding obligation of Buyer enforceable against Buyer in accordance with its terms and conditions.

(b) No Conflicts; Consents. The execution, delivery, and performance by Buyer of this Agreement, and the consummation of the transactions contemplated hereby, do not and will not: (i) violate or conflict with the certificate of incorporation, by-laws, or other organizational documents of Buyer; (ii) violate or conflict with any judgment, order, decree, statute, law, ordinance, rule, or regulation; or (iii) conflict with, or result in (with or without notice or lapse of time or both), any violation of or default under, or give rise to a right of termination, acceleration, or modification of any obligation or loss of any benefit under, any contract or other instrument to which this Agreement is subject. No consent, approval, waiver, or authorization is required to be obtained by Buyer from any person or entity (including any governmental authority) in connection with the execution, delivery, and performance by Buyer of this Agreement.

(c) The Shares have been duly authorized and, when issued pursuant to this Agreement, will be validly issued, fully paid and non-assessable.

8. Indemnification.

(a) Survival. All representations, warranties, covenants, and agreements contained herein and all related rights to indemnification shall continue in full force and effect following the date hereof.

(b) Seller shall defend, indemnify, and hold harmless Buyer, Buyer’s affiliates, and their respective shareholders, directors, officers, employees, agents, licensees, successors, and assigns (each, a “Buyer Indemnified Party”) from and against all losses, damages, liabilities, deficiencies, claims, actions, judgments, settlements, interest, awards, penalties, fines, fees, costs, or expenses of whatever kind, including attorneys’ fees, the cost of enforcing any right to indemnification hereunder, and the cost of pursuing any insurance providers (collectively, “Losses”) arising out of or in connection with any third-party claim, suit, action, or proceeding (each, a “Third-Party Claim”) related to any: (i) actual or alleged inaccuracy in or breach or non-fulfillment of any representation, warranty, covenant, agreement, or obligation of Seller contained in this Agreement or any document to be delivered hereunder; or (ii) Excluded Liabilities.

(c) A Buyer Indemnified Party shall promptly notify the Seller upon becoming aware of a Third-Party Claim with respect to which Seller is obligated to provide indemnification under this Section 8 (“Indemnified Claim”). Seller shall promptly assume control of the defense and investigation of the Indemnified Claim, with counsel reasonably acceptable to the Buyer, and the Buyer Indemnified Party shall reasonably cooperate with Seller in connection therewith, in each case at Seller’s sole cost and expense. The Buyer Indemnified Party may participate in the defense of such Indemnified Claim, with counsel of its own choosing and at its own cost and expense. Seller shall not settle any Indemnified Claim on any terms or in any manner that adversely affects the rights of any Buyer without the Buyer Indemnified Party’s prior written consent (which consent shall not be unreasonably withheld, conditioned, or delayed). If Seller fails or refuses to assume control of the defense of such Indemnified Claim, the Buyer Indemnified Party shall have the right, but no obligation, to defend against such Indemnified Claim, including settling such Indemnified Claim after giving notice to Seller, in each case in such manner and on such terms as the Buyer Indemnified Party may deem appropriate. Neither the Buyer Indemnified Party’s failure to perform any obligation under this Section 8(d) nor any act or omission of the Buyer Indemnified Party in the defense or settlement of any Indemnified Claim shall relieve Seller of its obligations under this Section 8, including with respect to any Losses, except to the extent that Seller can demonstrate that it has been materially prejudiced as a result thereof.

9. Equitable Remedies. Seller acknowledges that: (a) a breach or threatened breach by Seller of any of its obligations under this Agreement would give rise to irreparable harm to Buyer for which monetary damages would not be an adequate remedy; and (b) if a breach or a threatened breach by Seller of any such obligations occurs, Buyer will, in addition to any and all other rights and remedies that may be available to such party at law, at equity, or otherwise in respect of such breach, be entitled to equitable relief, including a restraining order, an injunction, specific performance, and any other relief that may be available from a court of competent jurisdiction, without any requirement to: (i) post a bond or other security; or (ii) prove actual damages or that monetary damages will not afford an adequate remedy.

10. Miscellaneous.

(a) Interpretation. For purposes of this Agreement: (i) the words “include,” “includes,” and “including” are deemed to be followed by the words “without limitation”; (ii) the word “or” is not exclusive; and (iii) the words “herein,” “hereof,” “hereby,” “hereto,” and “hereunder” refer to this Agreement as a whole. Unless the context otherwise requires, references herein: (x) to Sections, Schedules, and Exhibits refer to the Sections of, and Schedules and Exhibits attached to, this Agreement; (y) to an agreement, instrument, or other document means such agreement, instrument, or other document as amended, supplemented, and modified from time to time to the extent permitted by the provisions thereof; and (z) to a statute means such statute as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder. This Agreement is intended to be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted. The Schedules and Exhibits referred to herein are intended to be construed with, and as an integral part of, this Agreement to the same extent as if they were set forth verbatim herein.

(b) Notices. All notices, requests, consents, claims, demands, waivers, and other communications hereunder shall be in writing and shall be deemed to have been given: (i) when delivered by hand (with written confirmation of receipt); (ii) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (iii) on the date sent by email of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient; and (iv) on the fifth day after the date mailed, by certified or registered mail (in each case, return receipt requested, postage prepaid). Such communications must be sent to the respective parties at the addresses on the signature page (or at such other address for a party as shall be specified in a notice given in accordance with this Section 10(b)):

(c) Entire Agreement. This Agreement, together with the documents to be delivered hereunder, and all related exhibits and schedules, constitutes the sole and entire agreement of the parties to this Agreement with respect to the subject matter contained herein and therein, and supersedes all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter. In the event of any inconsistency between the statements in the body of this Agreement, the documents to be delivered hereunder, and the related exhibits and schedules (other than an exception expressly set forth as such in the related exhibits or schedules), the statements in the body of this Agreement shall control.

(d) Severability. If any term or provision of this Agreement is invalid, illegal, or unenforceable in any jurisdiction, such invalidity, illegality, or unenforceability will not affect the enforceability of any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction.

(e) Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

(f) Choice of Law; Venue. This Agreement and all matters arising out of or relating to this Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to any conflict of law provisions thereof that would result in the application of the laws of a different jurisdiction. Either party shall institute any legal suit, action, or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in the federal courts of the United States of America or the courts of the State of New York , in each case located in the City of New York and County of New York , and each party irrevocably submits to the exclusive jurisdiction of such courts in any such legal suit, action, or proceeding.

(g) Amendment and Modification. This Agreement may only be amended, modified, or supplemented by an agreement in writing signed by an authorized representative of each party hereto.

(h) Waiver. No waiver by any party of any of the provisions hereof will be effective unless explicitly set forth in writing and signed by the party so waiving. Except as otherwise set forth in this Agreement, no failure to exercise, or delay in exercising, any right, remedy, power, or privilege arising from this Agreement will operate or be construed as a waiver thereof, nor will any single or partial exercise of any right, remedy, power, or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power, or privilege.

(i) Counterparts. This Agreement may be executed in counterparts, each of which will be deemed an original, but all of which together will be deemed to be one and the same agreement. A signed copy of this Agreement delivered by email or other means of electronic transmission will be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

[signature page follows]

IN WITNESS WHEREOF, Seller and Buyer have caused this Agreement to be executed as of the date first written above by their respective duly authorized officers.

SELLER

Northeast Management LLC

By:	/s/ Congrui Wang
Name: Congrui Wang
Title: Manager
Address:
Email Address:

BUYER

GD Culture Group Limited

By:	/s/ Xiaojian Wang
Name: Xiao Jian Wang
Title: Chief Executive Officer
Address: Flat 1512, 15F, Lucky Centre,
No.165-171 Wan Chai Road
Wan Chai, Hong Kong
Email Address:

schedule 1

The Software

Title	Status
Tribal Light	Not registered

SCHEDULE 2

Recipients of the Shares